Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
KENNAMETAL INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Capital Stock, $1.25 par value (common stock)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Stock, no par value	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(3)	Warrants(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(4)	Purchase Contracts(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(5)	Units(5)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(6)	Depositary Shares(6)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amount					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(1)

(1)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, including an indeterminate number of shares of common stock, of the Registrant that may be issued upon conversion, exchange, exercise or settlement of, or as dividends on, the preferred stock of the Registrant offered or sold pursuant to this Registration Statement. Additionally, under Rule 416 under the Securities Act, the number of securities registered hereby includes an indeterminate number of such securities that may be issued in connection with stock splits, stock dividends, anti-dilution provisions of any of the securities, or similar transactions. Separate consideration may or may not be received for securities that are issued upon conversion, exchange, exercise or settlement of, or as dividends on, other securities offered pursuant to this Registration Statement.

(3)	Representing warrants to purchase shares of our common stock, preferred stock and/or debt securities.
(4)
Representing purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, as described in the applicable prospectus supplement.

(5)
Representing units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination.

(6)	Representing fractional interests in shares of preferred stock, rather than full shares of preferred stock, containing such rights and subject to such terms and conditions as we may specify.